EXHIBIT 23.2

Michael Johnson & Co., LLC

9175 East Kenyon Ave., Suite 100

Denver, Colorado 80237

CONSENT OF INDEPENDENT ACCOUNTANTS

The above named CPA firm consents to the inclusion in the registration statement on Form S-8 of our report dated April 12, 2002, and the audited consolidated financial statements for Cormax Business Solutions Inc. for the fiscal year ended December 31, 2001 and to the inclusion of the audited consolidated financial statements of Cormax Business Solutions, Incl. for the years ended December 31, 2001 and 2000.

/s/ MICHAEL JOHNSON & CO., LLC

Michael Johnson & Co., LLC

Denver, Colorado 80237

December 24, 2002